EXHIBIT 99.1
j2 Global Reports Q2 2007 Results

LOS ANGELES—August 6, 2007—j2 Global Communications, Inc. [NASDAQGS:JCOM], the leading provider of outsourced, value-added messaging and communications services, today reported financial results for the second quarter ended June 30, 2007.

SECOND QUARTER 2007 RESULTS

Revenues for Q2 2007 increased 22% to $54.0 million compared to $44.3 million for Q2 2006.

Net earnings per diluted share, excluding non-cash stock-based compensation expense net of related tax benefit (“Non-GAAP EPS”), for Q2 2007 increased 29% to $0.36 compared to $0.28 in Q2 2006.

Net earnings for Q2 2007 were $17.1 million, a 29% increase compared to Q2 2006 net earnings of $13.2 million. Net earnings per diluted share rose 27% to $0.33 compared to Q2 2006 net earnings per diluted share of $0.26.

The Company ended the quarter with approximately $233 million in cash and investments.

Key financial results for second quarter 2007 versus second quarter 2006 are as follows:

	Q2 2007	Q2 2006	% Increase
Revenues	$54.0 million	$44.3 million	22%
Non-GAAP EPS (1)	$0.36	$0.28	29%
Net Earnings (1)	$17.1 million	$13.2 million	29%
Net Earnings per Share (1)	$0.33	$0.26	27%
(1) Net earnings in Q2 2007 and 2006 are based upon an estimated annual effective tax rate of approximately 30% and 28%, respectively. For the full year 2006 the tax rate was approximately 27%.

“We are pleased that our net earnings growth exceeded our revenue growth by seven percentage points,” said Scott Turicchi, co-president.  “This resulted principally from increased DID-based subscription revenues combined with lower cost of revenues and general and administrative expense as a percentage of revenues.  We delivered these results while increasing our spend on research and development and the testing of new marketing programs.”

BUSINESS OUTLOOK

“We are delighted with this quarter’s rate of customer growth, particularly because we are in the process of implementing a price change for our domestic individual eFax® service,” said Hemi Zucker, co-president and chief operating officer. “We are also pleased to report that during the quarter the growth in our voice service customer base exceeded our expectations as we enhanced our personnel and marketing programs for these services.”

Q3 2007 Estimates

For the third quarter of 2007, j2 Global anticipates revenues to approximate $56.0 million to $57.5 million and Non-GAAP EPS to approximate $0.36 to $0.37. This earnings estimate assumes an estimated annual effective tax rate for 2007 of approximately 30% and 51.2 million diluted shares.  The Company also expects to incur SFAS 123(R) (expensing for stock-based compensation) expense, net of taxes, for the quarter of approximately $0.02 per diluted share.

A summary of this Q3 2007 financial guidance is set forth in the table below:

Q3 2007
Revenues	$56.0 million– $57.5 million
Non-GAAP EPS (1)	$0.36– $0.37
(1) Per share guidance is based upon an estimated annual effective tax rate of approximately 30% and fully diluted shares of 51.2 million.

Fiscal Year 2007 Estimates

The Company reaffirms its previous revenue guidance of between $217 million and $229 million for fiscal 2007.

The Company also reaffirms its previous Non-GAAP EPS guidance for the year of between $1.35 and $1.45.

Additionally, the Company expects SFAS 123(R), net of taxes, to impact annual earnings by between $0.07 and $0.09 per diluted share.

The foregoing estimates are based on an estimated annual effective tax rate of approximately 30% and 51.2 million diluted shares.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans greater than 2,900 cities in 42 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAX™, eFax Corporate®, Fax.com™, Onebox®, Electric Mail®, jBlast®, eFax Broadcast™, eVoice®, PaperMaster®, Consensus™, M4 Internet® and Protofax®. As of December 31, 2006, j2 Global had achieved 11 consecutive fiscal years of revenue growth and 5 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:
Jeff Adelman
j2 Global Communications, Inc.
323-372-3617
                                                    press@j2global.com

Kari Garcia
Comm Strategies
949-459-9696, ext. 244
pr@commstrategies.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “2007 Estimates” portion (and specifically Q3 and fiscal year 2007 estimates). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2006 Annual Report on Form 10-K filed by j2 Global on March 12, 2007, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The financial estimates provided in the “Business Outlook” portion of this press release (and specifically Q3 and fiscal year 2007 estimates) are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates.

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2007	2006	2007	2006

Revenues
Subscriber	$52,613	$42,671	$102,906	$83,233
Other	1,367	1,595	5,215	3,051

Total revenue	53,980	44,266	108,121	86,284

Cost of revenues (including stock-based compensation of $140 and $322 for the three and six months of 2007, respectively, and $97 and $206 for the three and six months of 2006, respectively)	10,232	9,289	21,222	18,299

Gross profit	43,748	34,977	86,899	67,985

Operating expenses:
Sales and marketing (including stock-based compensation of $264 and $542 for the three and six months of 2007, respectively, and $275 and $540 for the three and six months of 2006, respectively)	9,672	7,493	18,452	14,357
Research, development and engineering (including stock-based compensation of $184 and $357 for the three and six months of 2007, respectively, and $153 and $263 for the three and six months of 2006, respectively)	2,976	1,944	5,689	3,836
General and administrative (including stock-based compensation of $1,114 and $2,211 for the three and six months of 2007, respectively, and $1,139 and $2,079 for the three and six months of 2006, respectively)	8,950	8,350	18,775	16,250

Total operating expenses	21,598	17,787	42,916	34,443

Operating earnings	22,150	17,190	43,983	33,542

Interest and other income, net	2,398	1,080	4,123	2,336

Earnings before income taxes	24,548	18,270	48,106	35,878

Income tax expense	7,470	5,071	14,589	10,368

Net earnings	$17,078	$13,199	$33,517	$25,510

Basic net earnings per share	$0.35	$0.27	$0.68	$0.52

Diluted net earnings per share	$0.33	$0.26	$0.66	$0.50

Basic weighted average shares outstanding	49,108,309	49,349,536	48,966,111	49,299,933

Diluted weighted average shares outstanding	51,007,561	51,186,073	50,844,416	51,056,246

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2007	2006

ASSETS
Cash and cash equivalents	$108,147	$95,605
Short-term investments	114,455	83,498
Accounts receivable, net	12,984	11,989
Prepaid expenses and other	4,155	4,779
Deferred income taxes	2,643	2,643

Total current assets	242,384	198,514

Long-term investments	10,455	12,493
Property and equipment, net	19,407	18,951
Goodwill	31,135	30,954
Other purchased intangibles, net	23,114	21,400
Deferred income taxes	5,614	5,406
Other assets	412	442

TOTAL ASSETS	$332,521	$288,160

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$14,827	$17,117
Income taxes payable	3,125	4,511
Deferred revenue	14,209	11,530
Current portion of long-term debt	3	149

Total current liabilities	32,164	33,307

Accrued income taxes	27,971	—
Other	87	112

Total liabilities	60,222	33,419

Total stockholders’ equity	272,299	254,741

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$332,521	$288,160

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	SIX MONTHS ENDED JUNE 30,
	2007	2006

Cash flows from operating activities:
Net earnings	$33,517	$25,510
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	4,570	3,960
Stock-based compensation	3,549	3,088
Tax benefit of stock option exercises and vested restricted stock	3,699	1,036
Excess tax benefits on stock option exercises	(2,943)	(941)
Deferred income taxes	(208)	(879)
Loss on disposal of fixed assets	194	—
Decrease (increase) in:
Accounts receivable	(922)	(577)
Prepaid expenses and other	632	379
Other assets	114	(294)
(Decrease) increase in:
Accounts payable and accrued expenses	(3,061)	564
Income taxes payable	(1,381)	(1,078)
Deferred revenue	2,663	2,625
Accrued income taxes	9,373	—
Other	(24)	102

Net cash provided by operating activities	49,772	33,495

Cash flows from investing activities:
Net purchases of available-for-sale investments	(34,575)	(25,635)
Net redemptions of held-to-maturity investments	5,656	25,864
Purchases of property and equipment	(3,035)	(4,045)
Acquisition of business, net of cash received	(87)	(504)
Purchase of intangible assets	(3,066)	(1,867)
Proceeds from sale of property and equipment	—	10

Net cash used in investing activities	(35,107)	(6,177)

Cash flows from financing activities:
Repurchases of common stock and restricted stock	(10,220)	—
Issuance of common stock under employee stock
purchase plan	132	283
Exercise of stock options	4,672	658
Excess tax benefits on stock option exercises	2,943	941
Repayments of long-term debt	(147)	(323)

Net cash (used in) provided by financing activities	(2,620)	1,559

Effect of exchange rate changes on cash and cash equivalents	497	1,762

Net Increase in cash and cash equivalents	12,542	30,639

Cash and cash equivalents, beginning of period	95,605	36,301

Cash and cash equivalents, end of period	$108,147	$66,940

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF MODIFIED NET EARNINGS
THREE MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Modified net earnings are GAAP net earnings with the following modifications (i) elimination of stock-based compensation expense for 2007 and 2006 and (ii) elimination of income tax expense associated with stock-based compensation expense. Modified net earnings and modified net earnings per share are not meant as a substitute for measures determined under GAAP, but are solely for informational purposes.  The following table illustrates and reconciles the GAAP net earnings with the aforementioned exclusions.  The Company believes that this non-GAAP financial information provides a useful measure of operating performance.

	THREE MONTHS ENDED JUNE 30, 2007				THREE MONTHS ENDED JUNE 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP

Revenues
Subscriber	$52,613	$—		$52,613	$42,671	$—		$42,671
Other	1,367	—		1,367	1,595	—		1,595

Total revenue	53,980	—		53,980	44,266	—		44,266

Cost of revenues (1)	10,232	(140	) (1)	10,092	9,289	(97	) (1)	9,192

Gross profit	43,748	140		43,888	34,977	97		35,074

Operating expenses:
Sales and marketing (1)	9,672	(264	) (1)	9,408	7,493	(275	) (1)	7,218
Research, development and engineering (1)	2,976	(184	) (1)	2,792	1,944	(153	) (1)	1,791
General and administrative (1)	8,950	(1,114	) (1)	7,836	8,350	(1,139	) (1)	7,211

Total operating expenses	21,598	(1,562)		20,036	17,787	(1,567)		16,220

Operating earnings	22,150	1,702		23,852	17,190	1,664		18,854

Other income and expenses:
Interest and other income, net	2,398	—		2,398	1,080	—		1,080

Total other income and expenses:	2,398	—		2,398	1,080	—		1,080

Earnings before income taxes	24,548	1,702		26,250	18,270	1,664		19,934

Income tax expense (2)	7,470	518	(2)	7,988	5,071	535	(2)	5,606

Net earnings	$17,078	$1,184		$18,262	$13,199	$1,129		$14,328

Diluted net earnings per share	$0.33			$0.36	$0.26			$0.28

Diluted weighted average shares outstanding	51,007,561			51,225,457	51,186,073			51,489,786

(1) Stock-based compensation and related payroll
tax and employee compensation expenses
Cost of revenues		$(140)				$(97)
Sales and marketing		(264)				(275)
Research, development and engineering		(184)				(153)
General and administrative		(1,114)				(1,139)

		$(1,702)				$(1,664)

(2) Income tax adjustment, net impact of the items above		518				535